Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738
Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Credit Facility Covenant Waivers Extended Through March 31, 2022; Over $400 Million of Current Liquidity

Portfolio Achieves Second Consecutive Quarter of Hotel Profitability

Austin, Texas, February 23, 2021 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the fourth quarter and full year ended December 31, 2020.

“Hotel demand remained stable during the fourth quarter and combined with strong market share gains across our portfolio and the efficient operating model of our business, led to hotel-level profitability for the second consecutive quarter and positive Adjusted EBITDAre for the full year,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “While 2020 was an extremely challenging year for our business, we took meaningful action in response which has positioned the company well for the future, including the successful completion of a second amendment to our revolving and term loan credit facilities. The modification provides for key financial covenant waivers through March 31, 2022, full access to our $400 million revolver, significant acquisition capacity, and overall enhanced flexibility. Combined with our recent $287.5 million convertible notes offering, we have greatly enhanced our liquidity which uniquely positions us to opportunistically pursue a broad range of capital alternatives and growth opportunities as our business continues to recover,” commented Mr. Stanner.

Full Year 2020 Summary

•	Net (Loss) Income: Net loss attributable to common stockholders was $158.2 million, or ($1.52) per diluted share, compared with net income of $67.8 million, or $0.65 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 59.2 percent to $52.16 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 25.7 percent to $120.36 compared to the same period in 2019, and pro forma occupancy decreased 45.1 percent to 43.3 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 59.3 percent to $51.09 from the same period in 2019. Same-store ADR decreased 25.6 percent to $118.83 compared to the same period in 2019, and same-store occupancy decreased 45.3 percent to 43.0 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $27.8 million, a decrease of 87.1 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 11.9 percent from 37.6 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased 92.2 percent to $14.4 million from $185.3 million in the same period of 2019.

•	Adjusted FFO: Adjusted FFO was ($38.6) million, or ($0.37) per diluted share, compared to $130.4 million, or $1.25 per diluted share, in the same period of 2019.

•	Capital Improvements: The Company invested $22.6 million in capital improvements during 2020.

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The Company’s results for the three and twelve months ended December 31, 2020 and 2019 are as follows (in thousands, except per share amounts):

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2020		2019	2020		2019

	(unaudited)
Net (loss) income attributable to common stockholders	$(46,764)		$5,532	$(158,177)		$67,772
Net (loss) income per diluted share	$(0.45)		$0.05	$(1.52)		$0.65
Total revenues	$48,230		$133,781	$234,463		$549,348
EBITDAre (1)	$(3,358)		$42,129	$11,501		$181,148
Adjusted EBITDAre (1)	$(2,084)		$40,917	$14,414		$185,263
FFO (1)	$(17,525)		$25,936	$(48,642)		$122,491
Adjusted FFO (1)	$(15,110)		$26,974	$(38,569)		$130,356
FFO per diluted share and unit (1,2)	$(0.17)		$0.25	$(0.47)		$1.17
Adjusted FFO per diluted share and unit (1,2)	$(0.14)		$0.26	$(0.37)		$1.25

Pro Forma (3)
RevPAR	$42.79		$117.85	$52.16		$127.82
RevPAR Growth	-63.7%			-59.2%
Hotel EBITDA	$2,413		$46,369	$27,792		$215,372
Hotel EBITDA margin	5.0%		34.7%	11.9%		37.6%
Hotel EBITDA margin growth	-2,968 b	ps		-2,578 b	ps

(1)	See tables later in this press release for a discussion and reconciliation of net income to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Amounts are based on 104,374,000 weighted average diluted common shares and units and 104,385,000 weighted average diluted common shares and units for the three months ended December 31, 2020, and 2019, respectively, and 104,320,000 weighted average diluted common shares and units and 104,363,000 weighted average diluted common shares and units for the twelve months ended December 31, 2020, and 2019, respectively. The Company includes the outstanding common units of limited partnership interests (“OP Units”) in Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company in the determination of weighted average diluted common shares and units because the OP Units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

(3)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of December 31, 2020, as if each hotel had been owned by the Company since January 1, 2019 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2019, which includes periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Fourth Quarter 2020 Summary

•	Net (Loss) Income: Net loss attributable to common stockholders was $46.8 million, or ($0.45) per diluted share, compared with net income of $5.5 million, or $0.05 per diluted share, in the same period of 2019.

•	Pro Forma RevPAR: Pro forma revenue per available room (“RevPAR”) decreased 63.7 percent to $42.79 from the same period in 2019. Pro forma average daily rate (“ADR”) decreased 35.4 percent to $100.27 compared to the same period in 2019, and pro forma occupancy decreased 43.8 percent to 42.7 percent.

•	Same-Store RevPAR: Same-store RevPAR decreased 64.0 percent to $41.85 from the same period in 2019. Same-store ADR decreased 35.9 percent to $98.49 compared to the same period in 2019, and same-store occupancy decreased 43.9 percent to 42.5 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $2.4 million, a decrease of 94.8 percent from the same period in 2019. Pro forma hotel EBITDA margin contracted to 5.0 percent from 34.7 percent in the same period of 2019.

•	Adjusted EBITDAre: Adjusted EBITDAre decreased to ($2.1) million from $40.9 million in the same period of 2019.

•	Adjusted FFO: AFFO was ($15.1) million, or ($0.14) per diluted share, compared to $27.0 million, or $0.26 per diluted share, in the same period of 2019.

•	Capital Improvements: The Company invested $3.4 million in capital improvements during the fourth quarter.

•	Cash Burn & Liquidity Update: Average monthly cash burn run-rate for the fourth quarter was $6.8 million and current liquidity, including cash on hand, is approximately $400 million resulting in nearly 60 months of liquidity at current corporate cash burn levels.

Capital Markets & Balance Sheet

On December 31, 2020, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.50 percent.

•	After giving effect to interest rate derivative agreements, $545.8 million, or 53 percent, of our pro rata outstanding debt had fixed interest rates, and $485.9 million, or 47 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $19.7 million.

•	Revolving credit facility availability of $165.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

On January 12, 2021, the Company closed on a $287.5 million 1.50% Convertible Senior Notes offering due February 2026 with an initial conversion price of $11.99 per share. Concurrent with the offering, the Company used $21.1 million of the offering proceeds to enter into capped call transactions with various counterparties that effectively increased the conversion price to $15.26 per share, which represents a 75% premium over the last reported sale price of common stock on January 7, 2021. Net proceeds from the offering were used to repay the Company’s then outstanding senior revolving credit facility balance from $160.0 million to zero and the $225 million senior term loan maturing in November 2022 down to $126.5 million.

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On February 5, 2021, the Company amended the credit agreements for its $400 million revolving credit facility and three senior term loans totaling approximately $550 million to extend the covenant waiver period, increase liquidity, create investment capacity, and enhance overall flexibility.

Key terms and enhancements of the amendments include:

•	Waiver of key financial covenants through March 31, 2022 (with covenant testing to resume June 30, 2022). Certain financial and other covenants are modified or adjusted through December 31, 2023.

•	Full availability of $400 million revolver, subject to certain conditions, which is an increase of $20 million compared to the previous amendment. The $400 million revolver currently has an outstanding balance of $10 million. Combined with current cash of approximately $25 million, the Company has over $400 million of total liquidity.

•	Ability to fund up to $150 million of new investments with existing liquidity subject to maintaining total liquidity of at least $150 million. The $150 million acquisition allotment may also be increased for certain future capital events.

•	Unlimited ability to fund acquisitions with equity proceeds so long as the assets acquired are contributed to the unencumbered asset pool. Equity-funded acquisitions not contributed to the unencumbered asset pool are permitted subject to a $300 million limit.

•	Continuation of the Company’s ability to make preferred distributions and invest in various capital improvement projects.

•	Flexibility to use net proceeds from future capital events to repay outstanding balances on the revolving credit facility first and subsequently reduce certain term loan balances to preserve future liquidity.

On February 15, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.1 billion with a weighted average interest rate of 3.21 percent.

•	After giving effect to interest rate derivative agreements, $833.0 million, or 77 percent, of our pro rata outstanding debt had fixed interest rates, and $242.4 million, or 23 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $23.5 million.

•	Revolving credit facility availability of $330.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

The Company’s balance sheet continues to be well positioned with no debt maturities until November 2022 and ample current capacity to pay off all maturing debt through at least year-end 2023.

Dividends

On January 29, 2021, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on February 26, 2021, to holders of record as of February 12, 2021.

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Fourth Quarter 2020 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, February 24, 2021, at 11:00 AM ET. To participate in the conference call, dial 877-930-8101 approximately ten minutes before the call begins (10:50 AM ET). The conference identification code for the call is 8686006. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, March 3, 2021, by dialing 855-859-2056, conference identification code 8686006. A replay will also be available in the Investor Relations section of the Company’s website until April 30, 2021.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of February 23, 2021, the Company’s portfolio consisted of 72 hotels, 67 of which are wholly owned, with a total of 11,288 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	December 31, 2020	December 31, 2019
	Unaudited
ASSETS
Investment in hotel properties, net	$2,105,946	$2,184,232
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	20,719	42,238
Restricted cash	18,177	27,595
Investment in real estate loans, net	23,689	30,936
Right-of-use assets, net	28,420	29,884
Trade receivables, net	11,775	13,281
Prepaid expenses and other	9,763	8,844
Deferred charges, net	4,429	4,709
Other assets	8,176	12,039
Total assets	$2,233,019	$2,355,683
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,094,745	$1,016,163
Lease liabilities, net	18,438	19,604
Accounts payable	2,674	4,767
Accrued expenses and other	65,099	71,759
Total liabilities	1,180,956	1,112,293

Total stockholders' equity	988,742	1,173,778
Non-controlling interests in operating partnership	1,111	1,809
Non-controlling interests in joint venture	62,210	67,803
Total equity	1,052,063	1,243,390
Total liabilities and equity	$2,233,019	$2,355,683

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019

	(Unaudited)		(Unaudited)
Revenues:
Room	$44,439	$122,474	$215,506	$505,342
Food and beverage	684	6,220	6,444	23,785
Other	3,107	5,087	12,513	20,221
Total revenues	48,230	133,781	234,463	549,348
Expenses:
Room	11,444	28,093	53,784	112,244
Food and beverage	526	4,956	5,416	18,552
Other hotel operating expenses	22,100	39,864	96,506	158,181
Property taxes, insurance and other	10,520	11,421	44,691	44,220
Management fees	1,225	3,295	6,276	16,575
Depreciation and amortization	27,472	26,928	109,619	99,445
Corporate general and administrative	6,350	6,180	20,985	23,622
Provision for credit losses	2,291	-	4,821	-
Loss on impairment and write-off of assets	977	836	1,759	2,521
Total expenses	82,905	121,573	343,857	475,360
(Loss) gain on disposal of assets, net	(192)	5,763	(16)	45,418
Operating (loss) income	(34,867)	17,971	(109,410)	119,406
Other income (expense):
Interest expense	(10,635)	(10,962)	(43,300)	(41,030)
Other income, net	581	2,217	4,841	5,472
Total other income (expense)	(10,054)	(8,745)	(38,459)	(35,558)
(Loss) income from continuing operations before income taxes	(44,921)	9,226	(147,869)	83,848
Income tax benefit (expense)	213	(473)	(1,376)	(1,500)
Net (loss) income	(44,708)	8,753	(149,245)	82,348
Less - Loss (income) attributable to non-controlling interests:
Operating Partnership	68	(7)	271	(157)
Joint venture	1,586	496	5,635	419
Net (loss) income attributable to Summit Hotel Properties, Inc.	(43,054)	9,242	(143,339)	82,610
Preferred dividends	(3,710)	(3,710)	(14,838)	(14,838)
Net (loss) income attributable to common stockholders	$(46,764)	$5,532	$(158,177)	$67,772
(Loss) earnings per share:
Basic and diluted	$(0.45)	$0.05	$(1.52)	$0.65
Weighted average common shares outstanding:
Basic	104,213	103,964	104,141	103,887
Diluted	104,213	104,008	104,141	103,939

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Summit Hotel Properties, Inc.
Reconciliation of Net Income to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(44,708)	$8,753	$(149,245)	$82,348
Preferred dividends	(3,710)	(3,710)	(14,838)	(14,838)
Loss (income) from non-controlling interests in joint venture	1,586	496	5,635	419
Net (loss) income applicable to common shares and common units	$(46,832)	$5,539	$(158,448)	$67,929
Real estate-related depreciation (1)	27,357	26,813	109,159	99,013
Loss on impairment and write-off of assets	977	836	1,759	2,521
Loss (gain) on disposal of assets, net	192	(5,763)	16	(45,418)
Provision for credit losses	2,291	-	4,821	-
Adjustments from non-controlling interest in joint venture	(1,510)	(1,489)	(5,949)	(1,554)
FFO applicable to common shares and common units	$(17,525)	$25,936	$(48,642)	$122,491
Amortization of lease-related intangible assets, net	21	22	86	127
Amortization of deferred financing costs	612	444	2,267	1,485
Amortization of franchise fees (1)	115	115	460	432
Equity-based compensation	1,518	1,453	6,476	6,219
Debt transaction costs	29	45	365	1,892
Non-cash interest income (2)	(551)	(764)	(2,848)	(2,477)
Non-cash lease expense, net	54	111	329	494
Casualty losses (recoveries), net	725	(321)	1,132	(239)
Increase in deferred tax asset valuation allowance	(2)	-	2,056	-
Adjustments from non-controlling interest in joint venture	(106)	(67)	(341)	(68)
Other	-	-	91	-
AFFO applicable to common shares and common units	$(15,110)	$26,974	$(38,569)	$130,356
Weighted average diluted common shares / common units (3)	104,374	104,385	104,320	104,363
FFO per common share / common unit	$(0.17)	$0.25	$(0.47)	$1.17
AFFO per common share / common unit	$(0.14)	$0.26	$(0.37)	$1.25

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Net Income to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(44,708)	$8,753	$(149,245)	$82,348
Depreciation and amortization	27,472	26,928	109,619	99,445
Interest expense	10,635	10,962	43,300	41,030
Interest income	(4)	(60)	(145)	(278)
Income tax (benefit) expense	(213)	473	1,376	1,500
EBITDA	$(6,818)	$47,056	$4,905	$224,045
Loss on impairment and write-off of assets	977	836	1,759	2,521
Provision for credit losses	2,291	-	4,821	-
Loss (gain) on disposal of assets, net	192	(5,763)	16	(45,418)
EBITDAre	$(3,358)	$42,129	$11,501	$181,148
Amortization of lease-related intangible assets, net	21	22	86	127
Equity-based compensation	1,518	1,453	6,476	6,219
Debt transaction costs	29	45	365	1,892
Non-cash interest income (1)	(551)	(764)	(2,848)	(2,477)
Non-cash lease expense, net	54	111	329	494
Casualty losses (recoveries), net	725	(321)	1,132	(239)
Loss (income) from non-controlling interest in joint venture	1,586	496	5,635	419
Adjustments from non-controlling interest in joint venture	(2,108)	(2,254)	(8,353)	(2,320)
Other	-	-	91	-
Adjusted EBITDAre	$(2,084)	$40,917	$14,414	$185,263

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
Pro Forma Operating Data (1) (2)	2020	2019	2020	2019
Pro forma room revenue	$44,439	$122,384	$215,506	$526,622
Pro forma other hotel operations revenue	3,791	11,318	18,957	45,640
Pro forma total revenues	48,230	133,702	234,463	572,262
Pro forma total hotel operating expenses	45,817	87,333	206,671	356,890
Pro forma hotel EBITDA	$2,413	$46,369	$27,792	$215,372
Pro forma hotel EBITDA Margin	5.0%	34.7%	11.9%	37.6%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$48,230	$133,781	$234,463	$549,348
Total revenues - acquisitions (1)	-	775	-	38,778
Total revenues - dispositions (2)	-	(854)	-	(15,864)
Pro forma total revenues	48,230	133,702	234,463	572,262

Hotel Operating Expenses:
Total hotel operating expenses	45,815	87,629	206,673	349,772
Hotel operating expenses - acquisitions (1)	-	520	-	19,474
Hotel operating expenses - dispositions (2)	2	(816)	(2)	(12,356)
Pro forma hotel operating expenses	45,817	87,333	206,671	356,890

Hotel EBITDA:
Operating (loss) income	(34,867)	17,971	(109,410)	119,406
Loss (gain) on disposal of assets, net	192	(5,763)	16	(45,418)
Loss on impairment and write-off of assets	977	836	1,759	2,521
Provision for credit losses	2,291	-	4,821	-
Corporate general and administrative	6,350	6,180	20,985	23,622
Depreciation and amortization	27,472	26,928	109,619	99,445
Hotel EBITDA	2,415	46,152	27,790	199,576
Hotel EBITDA - acquisitions (1)	-	255	-	19,304
Hotel EBITDA - dispositions (2)	(2)	(38)	2	(3,508)
Pro forma hotel EBITDA	$2,413	$46,369	$27,792	$215,372

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2020, as if all such hotels had been owned by the Company since January 1, 2019. For hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2019 and December 31, 2020 (the “Disposed Hotels”), the unaudited pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2019 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2020				Trailing Twelve
Pro Forma Operating Data (1) (2)	Q1	Q2	Q3	Q4	Months Ended Dec 31, 2020
Pro forma room revenue	$98,603	$23,828	$48,636	$44,439	$215,506
Pro forma other hotel operations revenue	9,782	1,607	3,777	3,791	18,957
Pro forma total revenues	108,385	25,435	52,413	48,230	234,463
Pro forma total hotel operating expenses	78,660	35,444	46,750	45,817	206,671
Pro forma hotel EBITDA	$29,725	$(10,009)	$5,663	$2,413	$27,792
Pro forma hotel EBITDA Margin	27.4%	-39.4%	10.8%	5.0%	11.9%

Pro Forma Statistics (1) (2)
Rooms sold	630,278	249,310	467,734	443,166	1,790,488
Rooms available	1,027,208	1,027,208	1,038,496	1,038,496	4,131,408
Occupancy	61.4%	24.3%	45.0%	42.7%	43.3%
ADR	$156.44	$95.57	$103.98	$100.27	$120.36
RevPAR	$95.99	$23.20	$46.83	$42.79	$52.16

Actual Statistics
Rooms sold	630,278	249,310	467,734	443,166	1,790,488
Rooms available	1,027,208	1,027,208	1,038,496	1,038,496	4,131,408
Occupancy	61.4%	24.3%	45.0%	42.7%	43.3%
ADR	$156.44	$95.57	$103.98	$100.27	$120.36
RevPAR	$95.99	$23.20	$46.83	$42.79	$52.16

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$108,385	$25,436	$52,412	$48,230	$234,463
Total revenues from acquisitions (1)	-	-	-	-	-
Total revenues from dispositions (2)	-	(1)	1	-	-
Pro forma total revenues	108,385	25,435	52,413	48,230	234,463

Hotel Operating Expenses:
Total hotel operating expenses	78,663	35,446	46,749	45,815	206,673
Total hotel operating expenses from acquisitions (1)	-	-	-	-	-
Total hotel operating expenses from dispositions (2)	(3)	(2)	1	2	(2)
Pro forma total hotel operating expenses	78,660	35,444	46,750	45,817	206,671

Hotel EBITDA:
Operating loss	(5,340)	(42,922)	(26,281)	(34,867)	(109,410)
Loss (gain) on disposal of assets, net	3	32	(211)	192	16
Loss on impairment and write-off of assets	782	-	-	977	1,759
Provision for credit losses	2,530	-	-	2,291	4,821
Corporate general and administrative	4,668	5,315	4,652	6,350	20,985
Depreciation and amortization	27,079	27,565	27,503	27,472	109,619
Hotel EBITDA	29,722	(10,010)	5,663	2,415	27,790
Hotel EBITDA from acquisitions (1)	-	-	-	-	-
Hotel EBITDA from dispositions (2)	3	1	-	(2)	2
Pro forma hotel EBITDA	$29,725	$(10,009)	$5,663	$2,413	$27,792

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2020 as if all such hotels had been owned by the Company since January 1, 2020. For hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020 to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

(2)	For hotels sold by the Company between January 1, 2020 and December 31, 2020 (the “Disposed Hotels”), the pro forma information excludes the financial results of each of the Disposed Hotels for the period of ownership by the Company from January 1, 2020 through the date that the Disposed Hotels were sold by the Company.

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Summit Hotel Properties, Inc.

Pro Forma and Same-Store Data

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Pro Forma (72) ¹
Rooms sold	443,166	788,040	1,790,488	3,251,517
Rooms available	1,038,496	1,038,496	4,131,408	4,120,000
Occupancy	42.7%	75.9%	43.3%	78.9%
ADR	$100.27	$155.30	$120.36	$161.96
RevPAR	$42.79	$117.85	$52.16	$127.82

Occupancy change	-43.8%		-45.1%
ADR change	-35.4%		-25.7%
RevPAR change	-63.7%		-59.2%

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Same-Store (67) ¹
Rooms sold	410,081	731,513	1,650,514	3,008,127
Rooms available	965,080	965,080	3,839,340	3,828,730
Occupancy	42.5%	75.8%	43.0%	78.6%
ADR	$98.49	$153.56	$118.83	$159.62
RevPAR	$41.85	$116.40	$51.09	$125.41

Occupancy change	-43.9%		-45.3%
ADR change	-35.9%		-25.6%
RevPAR change	-64.0%		-59.3%

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of December 31, 2020, as if each hotel had been owned by the Company since January 1, 2019. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 67 hotels owned by the Company as of January 1, 2019, and at all times during the three and twelce months ended December 31, 2020, and 2019.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

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Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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